                                                                    EXHIBIT 10.2


                          AMENDMENT TO CREDIT AGREEMENT


        THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of April 13, 1999 by and among SECURITY CAPITAL GROUP INCORPORATED (the "Borrower"), the financial institutions party thereto and their assignees under Section 10.8 thereof (the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the "Agent").

        WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of June 5, 1998, as amended as of October 15, 1998 (the "Credit Agreement");

        WHEREAS, the Borrower, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

        Section 1.  Specific Amendments to Credit Agreement.

        (a) The Credit Agreement is amended by deleting the "WHEREAS" paragraph appearing on the first page thereof and substituting in its place the following:

               WHEREAS,   Lenders   desire  to  make  available  to  Borrower  a
        $470,000,000 revolving credit facility, pursuant to the terms hereof.

        (b) The Credit Agreement is amended by deleting the definitions of the terms "Pacific", "Real Estate Company Securities", and "Revolving Period" from
Section 1.1. thereof in their entirety.

        (c) The Credit Agreement is amended by deleting clause (d) of the definition of the term "Qualifying Security" contained in Section 1.1. in its entirety and substituting in its place the following:

               (d) the ratio of (i) such Issuer's Indebtedness to (ii) its Net Worth plus the amount of accumulated depreciation of such Issuer, determined as of such Issuer's fiscal quarter most recently ending and in accordance with generally accepted accounting principles (or other method of accounting acceptable to Agent) as in effect on April 13, 1999, does not exceed 1.0 to 1.0 (or 1.20 to 1.00 solely in the case of Homestead)(for purposes of this clause (d) only, convertible debentures issued by Strategic Hotel Capital Incorporated and outstanding as of April 13, 1999 shall be deemed to have been converted pursuant to their terms); and

        (d) The Credit Agreement is amended by restating the definitions of the terms "Applicable Margin", "Cash Flow", "Cash Flow Available for Distribution", "Fixed Charges", "Indebtedness", "Market Value", "Market Value Net Worth", "Principal Companies", "Revolving Credit Termination Date", "Strategic Investee", "Termination Date", "Total Liabilities", "Unencumbered Pool Value" and "Unsecured Liabilities" from Section 1.1. thereof in their entirety as follows:

               "Applicable Margin" means the percentage per annum determined at any time based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating which would cause the Applicable Margin to be determined based on a different Level in the table shall take effect on the date on which such change occurs. Notwithstanding anything to the contrary in this paragraph, during any period in which Borrower has no Credit Rating from either S&P or Moody's, the Applicable Margin shall be percentage corresponding to Level 5 in the table. During any period in which Borrower shall only have one Credit Rating, the Applicable Margin shall be based on such Credit Rating. During any period that Borrower receives only two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two Credit Ratings. During any period that Borrower receives more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two highest Credit Ratings.


                  Borrower's Credit Rating
  Level         (S&P/Moody's or equivalent)      Applicable Margin
---------   ----------------------------------   -----------------
    1       A/A2 or equivalent                          1.00%

    2       A-/A3 or equivalent                         1.10%

    3       BBB+/Baa1 or equivalent                     1.20%

    4       BBB/Baa2 (or equivalent)                    1.30%

    5       BBB-/Baa3 (or equivalent)                   1.40%

    6       Lower than BBB-/Baa3 or                     1.80%
            equivalent

               "Cash Flow" means, with respect to a Person for the four fiscal quarter period ending as of the date of determination, such Person's net income for such period determined in accordance with generally accepted accounting principles (excluding capital gains and losses for such period on any disposition of Investments in any Real Estate Companies that are Strategic Investees and, to the extent included in net income, any unrealized gains and losses), except that cash dividends and other cash received from Investments in Consolidated Subsidiaries, other Subsidiaries or any other Persons shall be substituted for net income of Consolidated Subsidiaries and for equity in earnings of any such Subsidiaries or other Persons, plus the sum of the following amounts (but only to the extent that any of the following amounts were taken into account when determining such net income): (a) income taxes accrued for such period, plus (b) interest expense paid or accrued for such period, plus (c) depreciation and amortization expenses for such period, plus (d) the return of the capital component of dividends received for such period (to the extent that such component is not reflected already in net income), plus (e) non-recurring extraordinary expenses, non-recurring special charges (such as restructuring charges, non-recurring asset write-downs, and costs and charges related to asset acquisitions and dispositions), and non-recurring costs or charges related to accounting charges for such period; provided, however, to the extent that the cash component of the expenses, costs and charges referred to in this clause (e) would exceed $10,000,000 in the aggregate for such period, such excess shall not be added back to net income.

               "Cash Flow Available for Distribution" means, with respect to a Person for a given period, such Person's net income for such period determined in accordance with generally accepted accounting principles (excluding capital gains and losses for such period on any disposition of Investments in any Real Estate Companies that are Strategic Investees, and to the extent included in net income, any unrealized gains and losses), except that cash dividends and other cash received from Investments in Consolidated Subsidiaries, other Subsidiaries or any other Persons shall be substituted for net income of Consolidated Subsidiaries and for equity in earnings of any such Subsidiaries or other Persons, plus the sum of the following amounts (but only to the extent that any of the following amounts were taken into account when determining such net income): (a) interest expense accrued but not paid for such period, plus (b) depreciation and amortization expenses for such period, plus (c) the return of the capital component of dividends received for such period (to the extent that such component is not reflected already in net income), plus (d) non-recurring extraordinary expenses, non-recurring special charges (such as restructuring charges, non-recurring asset write-downs, and costs and charges related to asset acquisitions and dispositions), and non-recurring costs or charges related to accounting charges for such period; provided, however, to the extent that the cash component of the expenses, costs and charges referred to in this clause (d) would exceed $10,000,000 in the aggregate for such period, such excess shall not be added back to net income.

               "Fixed Charges" means, with respect to a Person for the four fiscal quarter period ending as of the date of determination, the sum of
        (a) the total amount of accrued or paid interest (including, without limitation, interest expense attributable to Capitalized Lease Obligations but excluding interest accrued in respect of any "zero coupon" Indebtedness and other similar Indebtedness for which interest is not due and payable) of such Person for such period, and in any event shall include all accrued, paid or capitalized interest with respect to any Indebtedness or other obligation in respect of which such Person is wholly or partially liable, whether pursuant to any repayment, interest carry, performance Guarantee or otherwise (excluding any such "zero coupon" Indebtedness and other similar Indebtedness) and in any event shall include all letter of credit fees paid or accrued by such Person during such period plus (b) regularly scheduled principal payments on Indebtedness of such Person during such period, other than (i) any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which spreads the final payment thereof over a period and thereby reduces refinancing risk and repays such Indebtedness in full and (ii) in the case of the Borrower, principal payments in respect of the Term Loans. "Fixed Charges" shall include such Person's ownership share of all of the foregoing of any Affiliate of such Person that is not a Consolidated Subsidiary (with such ownership share being based on the greater of such Person's nominal ownership interest or economic interest in any such Affiliate). When determining the Borrower's compliance with Section 7.7.(c), the amount of Fixed Charges of
        Strategic   Investees   and  Capital   Management   Entities   shall  be
        disregarded.

               "Indebtedness" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (c) all obligations of such Person to pay the purchase price of property or services if such obligations are payable after the receipt of such property or rendition of such services, except (i) accounts payable arising in the ordinary course of business, (ii) obligations incurred in the ordinary course to pay the purchase price of Securities so long as such obligations are paid within customary settlement periods and (iii) obligations to purchase
        Securities pursuant to subscription or stock purchase agreements, or otherwise make capital contributions, in or with respect to Strategic Investees or Capital Management Entities, (d) all Capitalized Lease Obligations of such Person, (e) all reimbursement obligations of such Person under letters of credit or acceptances in respect of drawings thereunder to the extent not reimbursed, (f) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, and (g) all Indebtedness of others Guaranteed by such Person or which is otherwise recourse to such Person, including all Indebtedness of any partnership of which such Person is a general partner. Notwithstanding the foregoing, for purposes of calculating Borrower's compliance with Section 7.7., accounts payable (other than deferred compensation and obligations incurred in the ordinary course to pay the purchase price of Securities so long as such obligations are paid within customary settlement periods) of Borrower in excess of 3.0% of the undepreciated book value (determined in accordance with generally accepted accounting principles) of the assets of the Borrower, at any time outstanding shall be treated as Indebtedness to the extent of such excess.

               "Market Value" means, with respect to a Security and on the date of determination thereof, the value determined in accordance with the following method applicable to such Security:

                       (a) in the  case of a  Security  listed  on the New  York
               Stock Exchange, the American Stock Exchange, or some other principal national securities exchange in the United States of America, the reported last sale price of a unit of such security regular way on a given day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, the American Stock Exchange Composite Tape or the principal national securities exchange in the United States of America on which the security is listed or admitted to trading, as applicable, or, if such Security is not listed or admitted to trading on any national securities exchange in the United States of America, the closing sales price, or if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System,

                       (b) in the  case  of a  Security  listed  on a  principal
               national securities exchange in Luxembourg, Amsterdam or other European country, the price of such Security as reported on such exchange by the most widely recognized reporting method customarily relied upon by financial institutions in such country and which method is reasonably acceptable to Agent,

                       (c) in the case of a  Security  issued  by an  investment
               fund which invests primarily in the Securities of publicly traded real estate companies and the net asset value of which is regularly determined (and in any event at least every three months) and reported publicly, the reported net asset value of such Security,

                       (d) in the case of any other Security, one of the following, as provided below (determined on a per share basis in a manner acceptable to Agent):

                              (i) in the case of a Security  issued by a private
                       investment fund which invests primarily in the Securities of publicly traded real estate companies and the net asset value of which is regularly determined (and in any event at least every three months) and reported to its shareholders, the reported net asset value of such Security,

                              (ii) the sum of (A)  EBITDA of the  Issuer of such
                       Security for the fiscal quarter of such Issuer most recently ending times 4 divided by 9.25%, plus (B) with respect to any tangible assets of such Issuer that did not generate income included in the determination of EBITDA, the book value of such assets as of the end of such fiscal quarter, minus (C) the total liabilities of such Issuer as of the end of such fiscal quarter, or

                              (iii) the book value of such Security as reflected
                       on the balance sheet of Borrower thereof as of the fiscal quarter of Borrower most recently ending.

                       Securities issued by Strategic Hotel Capital Incorporated and by BelmontCorp shall initially be valued in accordance with the method described in the immediately preceding clause (ii), Securities issued by Security Capital European Real Estate Shares, Security Capital Preferred Growth Incorporated and Security Capital U.S. Real Estate Shares shall initially be valued in accordance with the method described in the immediately preceding clause (i), and Securities issued by Security Capital European Realty shall initially be valued in accordance with the method described in the immediately preceding clause (iii). Securities of any other Issuer shall be valued in accordance with one of such methods as Agent and Borrower may agree. The value of Securities of an Issuer may be determined in accordance with the method described in the immediately preceding clause (iii) for a maximum period of two years beginning April 13, 1999, after which such value shall be determined in accordance with the immediately preceding clause (ii) (or clause (i) in the case of a private investment fund, if such method is then acceptable to Agent) if no other valuation method referred to above should then apply.

        Any determination of the "Market Value" of a Security pursuant to this definition shall be based on the assumption that offers of such Security are exempt from registration under the Securities Act. In addition if the "Market Value" of a Security determined pursuant to the above provisions of this definition would be less than zero, then such "Market Value" shall be equal to zero.

               "Market Value Net Worth" means,  on a given date,  (a) the sum of
        (i) the Market Value on and as of such date of all Securities (excluding preferred stock referred to in the immediately following clause (ii)) owned by Borrower and its Consolidated Subsidiaries and which Securities are issued by Real Estate Companies, (ii) the aggregate liquidation preference value of any preferred stock owned by the Borrower and its Consolidated Subsidiaries on and as of such date, (iii) the book value of all other assets of Borrower and its Consolidated Subsidiaries (excluding all Intangible Assets) on and as of such date and (iv) all cash and cash equivalents of Borrower and its Consolidated Subsidiaries on and as of such date, minus (b) the Total Liabilities (excluding deferred taxes on unrealized gains) of Borrower and its Consolidated Subsidiaries as of such date as determined in accordance with generally accepted accounting principles. The Market Value of Securities which are the subject of purchase obligations, repurchase obligations, forward commitments and other unfunded obligations shall be included in Market Value Net Worth to the extent that the amount of such purchase obligations, repurchase obligations, forward commitments and other unfunded obligations are included in Total Liabilities.

               "Principal Companies" means Archstone, ProLogis, U.S. Realty and Homestead.

               "Revolving Credit Termination Date" means the earlier to occur of
        (a) April 6, 2002, or such later date to which such date may be extended in accordance with Section 2.10. or (b) the date on which the Revolving Loans are converted into Term Loans pursuant to Section 2.11.

               "Strategic Investee" means, with respect to the Borrower, any Person (other than any of the Service Subsidiaries) of which the Borrower initially owns, directly or indirectly, more than 25% of the outstanding securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions.

               "Termination Date" means April 6 in the year two calendar years immediately following the year in which the Revolving Loans are converted into Term Loans.

               "Total Liabilities" means, as to any Person, at a particular date, all liabilities which would, in conformity with generally accepted accounting principles, be properly classified as a liability on the balance sheet of such Person as at such date, and in any event shall (a) include (without duplication) (i) Indebtedness of such Person, (ii) all Contingent Obligations of such Person, (iii) liabilities of any Affiliate of such Person that is not a Consolidated Subsidiary of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis, (iv) such Person's ownership share (based on the greater of such Person's nominal ownership interest or economic interest in such Affiliate) of the Nonrecourse Indebtedness of any such Affiliate, and (v) all purchase obligations, repurchase obligations, forward commitments (including forward commitments to purchase equity interests, to make investments or to make loans) and any other unfunded obligations of such Person; and (b) not include (i) any accounts payable owing to a trade creditor and which is not evidenced by any instrument and any accounts payable representing deferred compensation, (ii)
        accrued expenses, (iii) deferred taxes on unrealized gains, (iv) declared but unpaid dividends and (v) in the case of the Borrower and its Subsidiaries, Indebtedness or other liabilities of Strategic Investees or Capital Management Entities.

               "Unencumbered Pool Value" means, at any given time, the aggregate Market Value of all Qualifying Securities subject, however, to the following limitations: (a) at least 90% of the Unencumbered Pool Value shall be attributable to Traded Securities issued by Approved Issuers each having a Cash Flow to Interest Ratio for the period of four consecutive fiscal quarters most recently ending of not less than 1.5 to
        1.0 and (b) of the Unencumbered Pool Value attributable to such Issuers, no more than (i) 50% of such value shall be individually attributable to Securities issued by ProLogis or Archstone, respectively, (ii) 40% of such value shall be attributable to Securities issued by U.S. Realty,
        (iii) 30% of such value shall be attributable to Securities issued by Homestead and (iv) 20% of such value shall be collectively attributable to Securities issued by any other Persons. The amount of the obligation to purchase Securities that are the subject of purchase obligations, repurchase obligations, forward commitments and other unfunded obligations of the Borrower or any Guarantor, shall be included when determining the Unencumbered Pool Value to the extent that the amount of such purchase obligations, repurchase obligations, forward commitments and other unfunded obligations are included in Unsecured Liabilities. For purposes of this definition, the Market Value of Securities that are subject to purchase obligations, repurchase obligations, forward commitments and other unfunded obligations of the Borrower or any Guarantor shall not be less than the amount of these obligations.

               "Unsecured Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with generally accepted accounting principles, be properly classified as a liability on the consolidated balance sheet of such Person that are not secured in any manner by a Lien in any property, and shall in any event include (without duplication) the following: (a) all unsecured Indebtedness of such Person; (b) all purchase obligations, repurchase obligations, forward commitments and unfunded obligations; (c) all accounts payable of such Person; (d) all Guarantees by such Person of Unsecured Liabilities of other Persons and (e) unsecured subordinated debt.

        (e) The Credit Agreement is amended by adding to Section 1.1. thereof the following new definitions in the appropriate alphabetical locations:

               "Archstone" means Archstone Communities Trust, as real estate investment trust formed under the laws of the State of Maryland.

               "Capital Management Entity" means a Subsidiary of the Borrower which (i) provides investment management or investment advisory services pursuant to any contract or agreement or series of contracts or agreements; or (ii) is a Person that (A) is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (B) is exempt from registration under the Investment Company Act and makes passive investments in companies or funds in which such Person does not have representation on the board of directors or similar body or participate on a regular basis in the management of such company or fund.

               "EBITDA" means, with respect to a Person and for a given period, the sum of each of the following of such Person during such period, determined on a consolidated basis: (i) net income, (ii) income taxes paid or accrued, (iii) interest expense paid or accrued, (iv)
        depreciation and amortization deductions and (v) non-recurring extraordinary expenses, non-recurring special charges (such as restructuring charges, non-recurring asset write-downs, and costs and charges related to asset acquisitions and dispositions), and non-recurring costs or charges related to accounting charges for such period; provided, however, to the extent that the cash component of the expenses, costs and charges referred to in this clause (v) would exceed $10,000,000 in the aggregate for such period, such excess shall not be added back to net income (but only to the extent, in each case, that such taxes, expenses and deductions are reflected in the calculation of such Person's net income for such period).

               "Nonrecourse Indebtedness" means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud and other similar exceptions acceptable to the Agent in its sole discretion) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

               "Swingline Termination Date" means the date which is 10 Business Days prior to the Revolving Credit Termination Date.

        (f) The Credit Agreement is amended by deleting Section 2.8.(c) thereof in its entirety and substituting in its place the following:

               (c) Payment of Principal of Term Loans. Borrower shall repay the principal balance of the Term Loans in consecutive quarterly installments due on the last day of each August, November, February and May following the Revolving Credit Termination Date until the Term Loans have been paid in full. Each such installment shall be in an amount equal to 12.5% of the initial aggregate principal balance of the Term Loans. Notwithstanding the foregoing, the entire outstanding principal balance of all Term Loans shall be due and payable in full on the Termination Date.

        (g) The Credit Agreement is amended by deleting Section 2.10.(a) thereof in its entirety and substituting in its place the following:

               (a) Borrower may request Agent and Lenders to extend the current Revolving Credit Termination Date by successive one-year intervals by executing and delivering to Agent no later than March 15 (and not before March 1) of the year one year prior to the current Revolving Credit Termination Date, a written request for such extension (an "Extension Request"). Agent shall forward to each Lender a copy of each Extension Request delivered to Agent promptly upon receipt thereof. Borrower understands that this Section has been included in this Agreement for Borrower's convenience in requesting an extension and acknowledges that none of Lenders nor Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Revolving Credit Termination Date at any time. If all Lenders shall have notified Agent on or prior to May 1 of the year one year prior to the Revolving Credit Termination Date that they accept such Extension Request, the Revolving Credit Termination Date shall be extended for one year. If any Lender shall not have notified Agent on or prior to such May 1 that it accepts such Extension Request, the Revolving Credit Termination Date shall not be extended. Agent shall promptly notify Borrower whether the Extension Request has been accepted or rejected as well as which Lender or Lenders rejected Borrower's Extension Request (each such Lender a "Rejecting Lender").

        (h) The Credit Agreement is amended by deleting Section 2.11. thereof in its entirety and substituting in its place the following:

               SECTION 2.11.  Term Loan Conversion.

               Subject to the terms and conditions of this Agreement, if any Extension Request of Borrower shall be denied, Borrower may then elect to convert on June 15 immediately preceding the current Revolving Credit Termination Date the aggregate principal amount of Revolving Loans then owing to each Lender and outstanding on the date of such conversion into a term loan owing to such Lender (each a "Term Loan") provided (a) Borrower has given Agent not less than 15 days' prior notice of Borrower's intention to so convert the Revolving Loans and (b) the conditions set forth in Section 5.3. have been satisfied as of the date of such conversion. Upon the effectiveness of the conversion of the outstanding principal balance of Revolving Loans into Term Loans as contemplated by this Section, Borrower shall have no right to borrow, and neither Swingline Lender nor any Lender shall have any obligation to make, any Swingline Loans or Revolving Loans, as applicable.

        (i) The Credit  Agreement is amended by deleting  the first  sentence of
Section 2.15.(a) thereof in its entirety and substituting in its place the following:

        Subject  to  the  terms  and  conditions   hereof,   including   without
        limitation, Section 2.16., if necessary to meet Borrower's funding deadline, Swingline Lender agrees to make Swingline Loans to Borrower, during the period from the Effective Date to but excluding the Swingline Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment.

        (j) The Credit  Agreement is amended by deleting  the first  sentence of
Section 2.15.(c) thereof in its entirety and substituting in its place the following:

        Swingline Loans shall bear interest at a per annum rate equal to (i) the Base Rate as in effect from time to time minus (ii) 1.30%, or at such other rate or rates as Borrower and Swingline Lender may agree from time to time in writing.

        (k) The Credit  Agreement is amended by deleting the second  sentence of
Section 2.15.(e) thereof in its entirety and substituting in its place the following:

        Notwithstanding the foregoing, Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Termination Date (or such earlier date as Swingline Lender and Borrower may agree in writing).

        (l) The Credit Agreement is amended by deleting  subsections (a) through
(c) of Section 3.1. thereof in their entirety and substituting in their place the following:

               (a) During the period from the Effective Date to but excluding the Revolving Credit Termination Date, Borrower agrees to pay Agent for the account of Lenders an unused facility fee equal to the portion of the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal balance of Revolving Loans set forth in the table below multiplied by the corresponding per annum rate applicable to that portion:

         Portion of Amount by Which
    Commitments Exceeds Revolving Loans          Unused Fee
------------------------------------------       ----------
$0 to and including an amount equal to              0.125%
50% of the aggregate amount of the
Commitments

Greater than  an amount equal to 50% of             0.20%
the aggregate amount of the Commitments


        Such fee shall be payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Credit Termination Date. Borrower acknowledges that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes.

               (b) If, pursuant to Section 2.10., Lenders grant an extension of the Revolving Credit Termination Date, Borrower agrees to pay to Agent for the account of each Lender consenting to such extension an extension fee equal to two-tenths of one percent (0.20%) of such Lender's Commitment at such time. Such fee shall be payable on the date on which Lenders grant such extension.

               (c) If, pursuant to Section 2.11., the outstanding balance of Revolving Loans is converted into Term Loans, Borrower agrees to pay to Agent for the account of each Lender a conversion fee equal to one-quarter of one percent (0.25%) per annum of the principal balance of the Term Loans outstanding on each date such fee is payable. Such fee shall be payable on the first anniversary date of such conversion and shall be paid within 5 Business Days of such anniversary date.

        (m) The Credit Agreement is amended by deleting Section 7.7.(a) thereof in its entirety and substituting in its place the following:

               (a) Minimum Shareholders' Equity. Borrower shall not at any time permit the Shareholders' Equity of Borrower and its Consolidated Subsidiaries to be less than (i) $1,806,145,000 plus (ii) 75% of the amount by which the Shareholders' Equity of Borrower and its Consolidated Subsidiaries has been increased by the issuance after December 31, 1998 of capital stock.

        (n) The Credit Agreement is amended by deleting Section 7.7.(e) thereof in its entirety and substituting in its place the following:

               (e) Ratio of Unsecured Liabilities to Unencumbered Pool Value. Borrower shall not permit the ratio of (i) the Unencumbered Pool Value to (ii) the Unsecured Liabilities of Borrower and its Consolidated Subsidiaries, to be less than 2.00 to 1.00 at any time.

        (o) The Credit Agreement is amended by deleting Section 7.10. thereof in its entirety and substituting in its place the following:

               SECTION 7.10.  Consolidations, Mergers and Sales of Assets.

               Neither Borrower nor any of its Subsidiaries (other than any Public Subsidiary) may (a) consolidate or merge with or into any other Person, (b) sell, lease or otherwise transfer, directly or indirectly, and whether by one or a series of related transactions, a substantial portion of any of its assets to any other Person, or (c) purchase or otherwise acquire, directly or indirectly, by one or a series of related transactions, all or substantially all of the assets of, or outstanding capital stock of or other equity interest in, another Person, except that (x) a Subsidiary (other than a Guarantor) may merge or consolidate with another Person or sell, lease or otherwise transfer a substantial portion of its assets to another Person, and (y) Borrower or a Subsidiary may purchase or otherwise acquire, all or substantially all of the assets of, or outstanding capital stock of or other equity interests in, another Person, so long as (i) Borrower shall have given Agent at least 10 days prior notice thereof (except in the case of a acquisition of capital stock of or other equity interest in, existing Affiliates), (ii) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and Borrower shall have delivered to Agent a certificate of an Authorized Representative of Borrower setting forth in reasonable detail the calculations required to establish whether Borrower will be in compliance with the requirements of Sections 7.7. and 7.14. after giving pro forma effect thereto and
        (iii) in the case of a consolidation or merger, the Person surviving such consolidation or merger will be a Subsidiary after giving effect thereto.

        (p) The Credit Agreement is amended by deleting Section 7.11. thereof in its entirety and substituting in its place the following:

               SECTION 7.11. Use of Proceeds.

               Borrower will use the proceeds of all subsequent Loans made under this Agreement only (a) to finance (i) the purchase by Borrower
        (directly, or indirectly through wholly-owned Subsidiaries) of Securities issued by the Principal Companies and by other Persons created by Borrower or specified by Borrower consistent with the business objectives of Borrower and (ii) loans by Borrower permitted under Section 7.15., and (b) for general corporate purposes, in each case to the extent otherwise permitted hereunder, and for no other purposes. Borrower will not use any proceeds of the Loans for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations T, U and X if such use would result in a violation by any party hereto of any of Regulations T, U and X. In addition, Borrower may use proceeds of Revolving Loans to acquire, directly or indirectly, shares of any of its capital stock but only to the extent Borrower has previously repaid Revolving Loans with cash proceeds received by Borrower since January 1, 1999 upon the sale, transfer or other disposition of Securities owned by Borrower and has not subsequently reborrowed such proceeds as contemplated by this sentence. In connection with (x) any borrowing of Revolving Loans to acquire shares of any of its capital stock and (y) any repayment by Borrower of any such Revolving Loans with proceeds received by Borrower upon any such disposition of Securities, Borrower shall advise Agent in writing thereof. Further, Borrower shall keep sufficiently detailed records of all such borrowings and repayments and shall provide copies thereof to Agent promptly upon request.

        (q) The Credit Agreement is amended by deleting subsections (a) and (b) of Section 7.19. thereof in their entirety and substituting in their place the following:

               (a) Indebtedness and Accounts Payable. Borrower will not permit Guarantors to incur, assume or suffer to exist any of the following (determined on a collective basis): (i) accounts payable (excludingobligations to purchase Securities pursuant to subscription or stock purchase agreements, or otherwise make capital contributions, in or with respect to Strategic Investees or Capital Management Entities) in excess of $10,000,000 in the aggregate at any time outstanding and
        (ii) any Indebtedness other than:

                       (w)    Indebtedness owing to Borrower;

                       (x) Indebtedness under the Guaranty and, subject to compliance with Section 7.18., under Guarantees of senior unsecured long term Indebtedness of Borrower so long as such Indebtedness so Guaranteed is of a type described in clause (a) or (b) of the definition of Indebtedness; and

                       (y) Indebtedness represented by declared but unpaid dividends.

               (b) Asset Transfers. Borrower will not permit any Guarantor to sell, transfer or otherwise convey any of its assets other than:

                       (x) sales and transfers of Securities of Principal Companies and other Unencumbered Pool Securities to the extent permitted under Section 7.8.; and

                       (y) transfers of assets to Borrower and any other Guarantor so long as no Default or Event of Default shall have occurred and be continuing or would result from such transfer.

        (r) The Credit Agreement is amended by adding to the end of Article VII thereof the following new Section 7.20.:

               SECTION 7.20.  Investment Limitation.

               The Borrower shall not permit aggregate value of all Securities of Strategic Investees and Securities held by the Capital Management Entities in real estate companies, the value of which is determined in accordance with the method referred to in clause (d)(iii) of the definition of Market Value, to exceed 15% of the value of all Securities held by the Borrower and its Subsidiaries. For purposes of this Section, the value of Securities held by the Borrower and the Capital Management Entities referred to in this Section shall be determined in accordance with the valuations methods referred to in the definition of Market Value.

        (s) The Credit Agreement is amended by changing the Documentation Agent to NationsBank, N.A. and by appointing Chase Bank of Texas, National Association as Syndication Agent. In addition, the Credit Agreement is amended by deleting
Section 9.9. thereof in its entirety and substituting in its place the following:

               SECTION 9.9.  Documentation Agent and Syndication Agent.

               Neither the Documentation Agent nor the Syndication Agent in such respective capacity, assumes any responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for Lenders. The titles of "Documentation Agent" and "Syndication Agent" are solely honorific and imply no fiduciary responsibility on the part of the Documentation Agent or the Syndication Agent, in its respective capacity as such, to Agent, Borrower or any Lender and the use of such titles does not impose on the Documentation Agent or the Syndication Agent any duties or obligations greater than those of any other Lender or entitle the Documentation Agent or the Syndication Agent to any rights other than those to which any other Lender is entitled.

        (t) The Credit Agreement is amended by replacing Schedules 6.2. and 6.6. attached thereto with Schedules 6.2. and 6.6. attached to this Amendment.

        Section 2. Effectiveness of Amendments and Waivers. The effectiveness of
Section 1 is subject to receipt by the Agent of eachof the following in form and substance satisfactory to the Agent:

        (a) counterparts of this Amendment executed by each of the parties hereto;

        (b) Notes executed by Borrower, payable to the order of each Lender and in the original principal amount of such Lender's Commitment as set forth on
Schedule 1 attached hereto (the "New Notes");

        (c) a copy of the resolutions of the respective Boards of Directors of Borrower and each Guarantor authorizing the execution and delivery of this Amendment and the New Notes (in the case of Borrower), and the increase in the Revolving Commitment effected hereby, certified by the Secretary or an Assistant Secretary of Borrower;

        (d) an opinion of counsel to Borrower and each Guarantor, addressed to Agent and Lenders, regarding the authority of Borrower and each Guarantor to execute, deliver and perform this Amendment, and in the case of Borrower, the Credit Agreement as amended hereby, and the New Notes, and such other matters as Agent may request;

        (e) a certificate of good standing or certificate of similar meaning with respect to Borrower and each Guarantor issued as of a recent date by the Secretary of State of the State (or corresponding governmental authority) of formation of Borrower and each such Guarantor and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which Borrower or such Guarantor is required to be so qualified;

        (f) payment of all accrued and unpaid fees owing under the Credit Agreement; and

        (g) such other documents and instruments as the Agent may reasonably request.

        Section 3. Acknowledgment of Lenders' Commitments; Adjustment of Outstandings. The parties hereto agree that after giving effect to the transactions contemplated by this Amendment, the amount of each Lender's respective Commitment is as set forth on Schedule 1 attached hereto. The Borrower and the Lenders agree that as of the date on which all of the conditions precedent contained in Section 2 are satisfied (the "Amendment Date"), all Revolving Loans outstanding under the Credit Agreement (after giving effect to any principal repayments being made by the Borrower on the Amendment
Date) shall be allocated among Lenders in accordance with their respective Pro Rata Shares (as set forth on Schedule 1 hereto), and each Lender agrees to make such payments to the other Lenders and any Person who ceased to be a "Lender" under the Credit Agreement upon the Amendment Date in such amounts as are necessary to effect such allocation. All such payments shall be made to Agent for the account of the Person to be paid and shall be made on a net basis.

        Section  4.   Representations  of  the  Borrower.   The  Borrower
represents and warrants to the Agent and the Lenders that:

        (a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

        (b) Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approval or violate any Applicable Law relating to the Borrower the failure to possess or to comply with which would have a Materially Adverse Effect; (ii) conflict with, result in a breach of or constitute a default under the Organizational Documents of the Borrower or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound and the violation of which would have a Materially Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Permitted Liens.

        (c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

        Section 5. Reaffirmation of Representations by Borrower. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

        Section 6. Reaffirmation of Guaranty by Guarantors. Each Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

        Section 7. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

        Section 8. Benefits. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.


        Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

        Section 11. Effective Date. This Amendment shall not be effective until its execution and delivery by all of the parties hereto whereupon its shall be deemed effective as of the date first written above.

        Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

        Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

                    [Signatures Begin on the Following Page]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

                                     BORROWER:

                                     SECURITY CAPITAL GROUP INCORPORATED


                                     By:_______________________________________
                                          Name: _______________________________
                                          Title: ______________________________


                                     GUARANTORS:

                                     SC REALTY INCORPORATED


                                     By:_______________________________________
                                          Name: _______________________________
                                          Title: ______________________________


                                     SC REALTY SHARES LIMITED


                                     By:_______________________________________
                                          Name: _______________________________
                                          Title: ______________________________



                    [Signatures Continued on Following Page]

  [Signature Page to Second Amendment to Credit Agreement dated as of April 13,
                 1999 with Security Capital Group Incorporated]


                                     AGENT AND LENDERS:

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                     individually and as the Agent

                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     NATIONSBANK, N.A., individually and as
                                       Documentation Agent


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, individually and as
                                       Syndication Agent

                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     CREDIT LYONNAIS NEW YORK BRANCH


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________







                    [Signatures Continued on Following Page]

  [Signature Page to Second Amendment to Credit Agreement dated as of April 13,
                 1999 with Security Capital Group Incorporated]


                                     BANK OF MONTREAL, CHICAGO BRANCH


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     GUARANTY FEDERAL BANK, F.S.B.


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     DRESDNER BANK, AG, NEW YORK BRANCH AND
                                       GRAND CAYMAN BRANCH


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                    [Signatures Continued on Following Page]

  [Signature Page to Second Amendment to Credit Agreement dated as of April 13,
                 1999 with Security Capital Group Incorporated]

                                     FIRST UNION NATIONAL BANK


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     TRANSAMERICA LIFE INSURANCE AND
                                       ANNUITY COMPANY


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     BANKBOSTON, N.A.


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     KBC BANK N.V.


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________




                    [Signatures Continued on Following Page]

  [Signature Page to Second Amendment to Credit Agreement dated as of April 13,
                 1999 with Security Capital Group Incorporated]


                                     AMSOUTH BANK


                                     By:_______________________________________
                                           Name:_______________________________
                                          Title:_______________________________



                                   SCHEDULE 1

                         Commitments and Pro Rata Shares



                  Lender                          Commitment                 Pro Rata Share
------------------------------------------    ------------------             --------------
Wells Fargo Bank, National Association        $75,000,000.00                 15.9574469

Chase Bank of Texas, National Association     $75,000,000.00                 15.9574469

NationsBank, N.A.                             $75,000,000.00                 15.9574469

Transamerica Life Insurance and Annuity       $35,000,000.00                 7.4468086
   Co.

First Union National Bank                     $25,000,000.00                 5.3191489

Dresdner Bank AG, New York Branch and         $25,000,000.00                 5.3191489
   Grand Cayman Branch

Credit Lyonnais New York Branch               $25,000,000.00                 5.3191489

The First National Bank of Chicago            $25,000,000.00                 5.3191489

Bank of Montreal, Chicago Branch              $25,000,000.00                 5.3191489

AmSouth Bank                                  $25,000,000.00                 5.3191489

KBC Bank N.V.                                 $20,000,000.00                 4.2553191

Guaranty Federal Bank, F.S.B.                 $20,000,000.00                 4.2553191


BankBoston, N.A.                              $20,000,000.00                 4.2553191

TOTAL                                         $470,000,000.00                100.0000000
